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               Consent of Independent Certified Public Accountants

     We have issued our report dated July 16, 1999 accompanying the financial statements of Insured Municipals Income Trust, 145th Insured Multi-Series as of May 31, 1999, and for the period then ended, contained in this Post-Effective Amendment No. 6 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                              Grant Thornton LLP




Chicago, Illinois
 September 24, 1999